Exhibit 24.2
                                  Signatures
                       Marshall & Ilsley Trust Company

     Pursuant to the requirements of the Securities Act of 1933, the trustees have caused this registration to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on this 27th date of March, 1998.


                              REGAL-BELOIT CORPORATION
                               SAVINGS AND PROTECTION PLAN


                              By:  WILLIAM P. GROW
                                 ---------------------------------
                                   William P. Grow, Vice President
                                   Marshall & Ilsley Trust Company
                                   Trustee
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